Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

ALL OUTSTANDING

SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2013

IN EXCHANGE FOR

SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2013

AND

ALL OUTSTANDING

12 3/8% SENIOR SUBORDINATED NOTES DUE 2013

IN EXCHANGE FOR

12 3/8% SENIOR SUBORDINATED NOTES DUE 2013

OF

PREGIS CORPORATION

Registered holders of outstanding Second Priority Senior Secured Floating Rate Notes due 2013 (the “Outstanding Senior Secured Floating Rate Notes”) of Pregis Corporation (“Pregis”) who wish to tender their Outstanding Senior Secured Floating Rate Notes in exchange for a like stated amount at maturity of new Second Priority Senior Secured Floating Rate Notes due 2013 (the “Senior Secured Floating Rate Exchange Notes”) of Pregis, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and registered holders of outstanding 12 3/8% Senior Subordinated Notes due 2013 (the “Outstanding Senior Subordinated Notes”) (together with the Outstanding Senior Secured Floating Rate Notes, the “Outstanding Notes”) of Pregis who wish to tender their Outstanding Senior Subordinated Notes in exchange for a like stated amount at maturity of new 12 3/8% Senior Subordinated Notes due 2013 (the “Senior Subordinated Exchange Notes”) (together with the Senior Secured Floating Rate Exchange Notes, the “Exchange Notes”) of Pregis, which have been registered under the Securities Act, and, in each case, whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the “Exchange Agent”), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON [    ], 2006 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY PREGIS CORPORATION IN ITS SOLE DISCRETION. TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Exchange Agent:

THE BANK OF NEW YORK

By Mail, Hand or Overnight Delivery:

The Bank of New York, as Exchange Agent

101 Barclay Street 21W

New York, NY 10286

Attention: Vanessa Mack

Facsimile: (212) 815-5802/3

Confirm by Telephone: (212) 815-5346

FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT (212) 815-5346, OR BY FACSIMILE AT (212) 815-5802/3.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies & Gentlemen:

The undersigned hereby tender(s) to Pregis, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate stated amount at maturity of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

The undersigned understand(s) that tenders of Outstanding Notes will be accepted, in the case of Outstanding Senior Secured Floating Rate Notes, only in authorized denominations of €50,000 and integral multiples of €1,000 in excess thereof, and in the case of Outstanding Senior Subordinated Notes, only in authorized denominations of $1,000 and integral multiples of $1,000 in excess thereof. The undersigned understand(s) that tenders of Outstanding Notes pursuant to the Exchange Offer may not be withdrawn after 12:00 a.m., New York City time on the Expiration Date. Tenders of Outstanding Notes may also be withdrawn if the Exchange Offer is terminated without any such Outstanding Notes being purchased thereunder or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory:	Name(s) of Registered Holder(s):

Stated Amount at Maturity of Outstanding Senior Secured Floating Rate Notes Tendered:	Address:

Stated Amount at Maturity of Outstanding Senior Subordinated Notes Tendered:

Area Code and Telephone No.:

Certificate No(s). of Outstanding Notes (if available):

If Outstanding Notes will be delivered by

book-entry transfer at The Depository Trust

Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), or Clearstream Banking S.A. (“Clearstream”), insert DTC, Euroclear or Clearstream Account No.:

Date:

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This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) hereby (a) represents that each holder of Outstanding Notes on whose behalf this tender is being made “own(s)” the Outstanding Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act (b) represents that such tender of Outstanding Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Outstanding Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	Authorized Signature

Address:	Name:

Title:

Area Code and Telephone No.	Date:

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